EXHIBIT 99.1





                                        DIRECTORS
                                        ---------

               NAME            BUSINESS ADDRESS         PRINCIPAL OCCUPATION
               ----            ----------------         --------------------

         G. Thomas Andes     1401 South Brentwood  Chairman of the Board and
                             Blvd.                 Chief Executive Officer of
                             St. Louis, Missouri   Magna.
                             63144-1401

         James A.            901 South Illinois    President and Director of
         Auffenberg, Jr.     Street                St. Clair AutoMall,
                             Belleville, Illinois  Auffenberg Belleville and
                             62220                 Auffenberg Enterprises of
                                                   Illinois, Inc.

         Wayne T. Ewing      123 Robert S. Kerr    Senior Vice President of
                             P.O. Box 25861        Kerr-McGee Corporation.
                             Oklahoma City,
                             Oklahoma  73102

         Donald P. Gallop    Interco Corporate     Chairman of the law firm of
                             Tower                 Gallop, Johnson & Neuman,
                             101 South Hanley      L.C.
                             St. Louis, Missouri
                             63105

         Randall E. Ganim    1 Bronze Pointe       Certified Public Accountant,
                             Swansea, Illinois     Managing Partner, Ganim,
                             62226                 Medor, Childers & Hoering,
                                                   P.C.

         C. E. Heiligenstein 30 Public Square      Attorney, Heiligenstein &
                             Belleville, Illinois  Badgley, P.C.
                             62220

         John G. Helmkamp,   4900 Manitou          Retired Chairman of the Board
         Jr.                 Godfrey, Illinois     and Chief Executive Officer
                             62035                 of River Bend Bancshares,
                                                   Inc., which was acquired by
                                                   Magna in February 1996.

         Carl G. Hogan, Sr.  1000 North 14th       Chairman of the Board and
                             Street                Chief Executive Officer,
                             P.O. Box 7521         Hogan Motor Leasing, Inc.,
                             St. Louis, Missouri   a truck leasing and
                             63106                 transportation firm.





               NAME            BUSINESS ADDRESS         PRINCIPAL OCCUPATION
               ----            ----------------         --------------------

         Franklin A. Jacobs  9387 Dielman          Chairman of the Board and
                             Industrial Drive      Chief Executive Officer,
                             St. Louis, Missouri   Falcon Products, Inc.,
                             63132                 commercial furniture
                                                   manufacturer.

         Wendell J. Kelley   65 Dellwood Drive     Retired Chairman of the
                             Decatur, Illinois     Board and Chief Executive
                             62521                 Officer, Illinois Power
                                                   Company, a public utility
                                                   company.

         S. Lee Kling        1401 South Brentwood  Chairman of the Board,
                             Blvd.                 Kling Rechter & Co.,
                             Suite 800             merchant banking.
                             St. Louis, Missouri
                             63144-1401

         Ralph F. Korte      The Annex - Suite 300 Chairman of the Board,
                             700 St. Louis Union   Korte Construction Company,
                             Station               a general construction firm.
                             St. Louis, Missouri
                             63103

         Robert E. McGlynn   65 South 65th Street  Attorney, McGlynn & McGlynn.
                             Belleville, Illinois
                             62223

         Frank R. Trulaske   865 Hoff Road         Owner and President of True
                             O'Fallon, Missouri    Fitness Technology, Inc., a
                             63366                 manufacturer of treadmills
                                                   for residential, commercial
                                                   and medical use.

         George T. Wilkins,  44 South Shore Drive  Physician
         Jr.                 Culver, Indiana
                             46511





                                EXECUTIVE OFFICERS
                                ------------------

               NAME            BUSINESS ADDRESS                TITLE
               ----            ----------------         --------------------

         Ronald A. Buerges   1401 South Brentwood  Executive Vice President and
                             Blvd.                 Chief Financial Officer
                             St. Louis, Missouri
                             63144-1401

         Linda K. Fabel      1401 South Brentwood  Executive Vice President
                             Blvd.
                             St. Louis, Missouri
                             63144-1401

         David D. Harris     1401 South Brentwood  Executive Vice President
                             Blvd.
                             St. Louis, Missouri
                             63144-1401

         Gary D. Hemmer      1401 South Brentwood  Executive Vice President
                             Blvd.
                             St. Louis, Missouri
                             63144-1401

         Robert M. Olson,    1401 South Brentwood  Executive Vice President
         Jr.                 Blvd.
                             St. Louis, Missouri
                             63144-1401